Exhibit 4.5

CONSENT OF EXPERT

January 23, 2014

Ladies and Gentlemen:

I, David Duncan hereby consent to (1) the references to my name included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. in connection with the report entitled “Parral Tailings Project, Chihuahua, Mexico, NI 43-101 Technical Report on Mineral Resources” dated May 11, 2012 and (2) all other references to the undersigned included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. dated January 23, 2014.

D.R. DUNCAN & ASSOCIATES LTD.

By:	/s/ David Duncan, P.Geo
Name:	David Duncan, P.Geo

CONSENT OF EXPERT

January 23, 2014

Ladies and Gentlemen:

I, David Duncan hereby consent to (1) the references to my name included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. in connection with the report entitled “National Instrument 43-101 Independent Technical Report on the Parral Tailings Project Chihuahua, Mexico held by Grupo Coanzamex S.A. de C.V. (Coanzamex) a Subsidiary of GoGold Resources Incorporated (GoGold)” dated February 20, 2013 and (2) all other references to the undersigned included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. dated January 23, 2014.

D.R. DUNCAN & ASSOCIATES LTD.

By:	/s/ David Duncan, P.Geo
Name:	David Duncan, P.Geo

CONSENT OF EXPERT

January 23, 2014

Ladies and Gentlemen:

I, David Duncan hereby consent to (1) the references to my name included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. in connection with the report entitled “Technical Report on the San Diego Property, Durango, Mexico” dated June 27, 2012 and (2) all other references to the undersigned included or incorporated by reference in the registration statement on Form F-80 of GoGold Resources Inc. dated January 23, 2014.

D.R. DUNCAN & ASSOCIATES LTD.

By:	/s/ David Duncan, P.Geo
Name:	David Duncan, P.Geo